News Release

Investor Contacts:

Crescendo Communications

T: 844-589-8760

mnga@crescendo-ir.com

MagneGas Announces Record Sales for First Quarter of 2018;

Revenue Increases 42% to $1.2 Million

TAMPA, FL – April 26, 2018 — MagneGas Corporation (“MagneGas” or the “Company”) (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, announced today that the Company generated record sales of $1.2 million for the first quarter of 2018. This represents the highest combined industrial gas and welding supply sales in corporate history. During the first quarter of 2018, the Company made two acquisitions, with the first in San Diego, CA, and the second in Tyler, TX. These acquisitions helped expand the Company’s access to new clients and added additional experienced sales staff to facilitate additional revenue growth.

“We have emphasized the importance of expanding our regional footprint, and these results highlight the success of our strategy,” commented CEO Ermanno Santilli. “This is our first quarter generating sales in excess of $1.0 million, and yet we are still in the early stages of our growth strategy. We have an excellent sales team and a world class product, MagneGas2®, that is capable of revolutionizing the metal cutting industry. Our main focus now is continuing to drive sales growth and unlocking the potential of our technology in the marketplace.”

“We are pleased to report these results that we believe further validate our growth strategy,” commented Scott Mahoney, CFO of MagneGas. “While a 42% year over year revenue growth is compelling, we are also beginning to benefit from the economies of scale. As such, we are rapidly heading towards sustained, profitable growth.”

About MagneGas Corporation

MagneGas® Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company’s testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas®, please visit the Company’s website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributors, ESSI, Green Arc Supply, Trico Welding Supply and Complete Welding of San Diego. ESSI has three locations in Florida, Green Arc has two locations in Texas and one location in Louisiana, Trico has two locations in northern California, and Complete Welding has one location in southern California.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.